Exhibit 10.2

FORM OF RESTRICTED STOCK AGREEMENT

TALMER BANCORP, INC.
EQUITY INCENTIVE PLAN

PARTICIPANT:

NO. OF SHARES:

DATE OF GRANT:

This Restricted Stock Agreement (the “Agreement”) evidences the grant to the Participant named above (“you” or “Participant”) of the number of restricted shares set forth above (each, an “Award Share,” and collectively, the “Award Shares”) of the $1.00 par value Class A common stock of Talmer Bancorp, Inc., a Michigan corporation (the “Company”) as of the date of grant set forth above (the “Date of Grant”), pursuant to the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (the “Plan”) and conditioned upon your agreement and compliance with the terms set forth below.  All of the provisions of the Plan are expressly incorporated into this Agreement.

1.                                      Terminology.  Capitalized words used in this Agreement and not defined herein shall have the meaning set forth in the Plan.

2.                                      Vesting.

(a)                                 As of the Date of Grant, all Award Shares are unvested.  All Award Shares shall become vested on the fifth anniversary of the Date of Grant, unless vested earlier in accordance with this Agreement.

(b)                                 Notwithstanding anything herein to the contrary, if prior to the vesting of the Award Shares in accordance with Section 2(a) above, there is a Change of Control Event, as defined in Section 2.07 of the Plan, all Award Shares shall become vested upon the earlier of (i) the vesting of the Award Shares in accordance with Section 2(a) above; (ii) the one-year anniversary of such Change of Control Event; or (iii) the date of termination of your employment by the Company (or its subsidiary, Talmer Bank and Trust (the “Bank”)) (or any of their respective successors) without Cause or by you for Good Reason during the one-year period following such Change of Control Event.

(c)                                  For purposes of this Agreement, “Cause” shall mean:

(i)                                     Participant’s failure or refusal, in any material manner, to perform all lawful services required of Participant as an employee of the Company or the Bank, which failure or refusal continues for more than twenty (20) days after the Participant’s receipt of written notice of such deficiency,

(ii)                                  Participant’s commission of fraud, embezzlement or theft, or a crime constituting moral turpitude, in any case whether or not involving the Company or the Bank, that in the reasonable good faith judgment of the Board of Directors of the Company or the Board of Directors of the Bank, renders Participant’s continued employment harmful to the Company or the Bank,

(iii)                               Participant’s misappropriation of assets or property of the Company or the Bank, including, without limitation, obtaining material reimbursement through fraudulent vouchers or expense reports, or

(iv)                              Participant’s conviction or the entry of a plea of guilty or no contest by Participant with respect to any felony or other crime that, in the reasonable good faith judgment of the Board of Directors of the Company or the Board of Directors of the Bank, adversely affects the Company or the Bank, or the reputation or business of the Company or the Bank.

(d)                                 For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events:

(i)                                     a substantial adverse change, not consented to by Participant, in the nature or scope of Participant’s responsibilities, authorities or duties,

(ii)                                  a material involuntary reduction in Participant’s compensation except for an across-the-board and proportional salary reduction similarly affecting all or substantially all employees (provided that the compensation of the Participant shall be increased proportionately at any later time as any other senior executive base salary is thereafter increased), or

(iii)                               the relocation, without the Participant’s consent, of Participant’s principal place of employment to another location of the Company or the Bank outside a 60-mile radius from the location of Participant’s principal place of employment at the time of the Change of Control Event.

Participant must provide written notice to the Company of the existence of a condition, or conditions, that the Participant believes constitutes Good Reason within thirty (30) days of the initial existence of such condition(s). Upon receipt by the Company of such notice, the Company or the Bank will have fifteen (15) days to remedy the condition(s).  If the Company or the Bank remedies the condition(s) of which it received notice from Participant within fifteen (15) days, then such condition(s) shall not constitute Good Reason. Notwithstanding the foregoing, “Good Reason” shall not include (x) a change in the Participant’s reporting requirements following a Change of Control Event or (y) a change in the Participant’s title following a Change of Control Event.

3.                                      Termination of Employment; Performance of Substantial Services.  Except for termination of your employment by the Company (or the Bank) (or any of their respective successors) without Cause or by you for Good Reason following such Change of Control Event as set forth in Section 2(b)(ii), if your employment with the Company (or the Bank) (or any of their respective successors) ceases for any reason, all Award Shares that are not then vested will be immediately and automatically forfeited and cancelled upon the date your employment terminates.  You will be required to perform “substantial services” (within the meaning of the Internal Revenue Code of 1986, as amended, (the “Code”) Section 409A(d)(4)) for the Company (including the Bank) (and any applicable successor of the Company and the Bank) through the vesting date in order for vesting to occur, if at all, on such date.

4.                                      Restrictions on Transfer.

(a)                                 Until an Award Share becomes vested, you may not sell, pledge, assign or otherwise directly or indirectly dispose of or transfer the Award Shares (whether by operation of law or otherwise) and the Awards Shares shall not be subject to execution, attachment or similar process.

(b)                                 The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award

Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

(c)                                  Upon vesting, an Award Share shall be transferred to you without restrictions on further transfer in accordance with Section 5.

5.                                      Stock Issuance.

(a)                                 The Company shall issue the Award Shares in book entry form, registered in your name with notations regarding the applicable restrictions on transfer imposed under this Agreement; provided, however, that the Company may, in its discretion, elect to issue such shares in certificate form as provided below.

(b)                                 Any certificates representing the Award Shares that may be delivered to you by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such Award Shares have lapsed and the Award Shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear a legend as contemplated by this Section 5.

(c)                                  Promptly after the vesting of the Award Shares pursuant to this Agreement, the Company shall, as applicable, either remove the notations on any shares issued in book entry form which have vested or deliver to you a certificate or certificates evidencing the number of Award Shares which have vested.

(d)                                 If the Company elects to issue you certificates, you shall be required to execute a stock power, in the form attached as Exhibit A, with respect to the Award Shares. The Company shall not deliver any certificates in accordance with this Agreement unless and until the Company shall have received such stock power executed by you. You, by acceptance of this award, shall be deemed to appoint, and you do so appoint by execution of this Agreement, the Company and each of its authorized representatives as your attorney(s)-in-fact to effect any transfer of unvested forfeited Award Shares (or Award Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)                                  Until the Award Shares become vested, any share certificates or book entry positions representing such shares will include a legend to the effect that you may sell, pledge, assign or otherwise directly or indirectly dispose of or transfer the Award Shares and the Award Shares are subject to the provisions of this Agreement and the Plan.

6.                                      Taxes: Election and Withholding.

(a)                                 You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares.  You may elect, or the Company shall have the right, to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the Shares withheld may not exceed the statutory minimum withholding amount required by law.  The Company may report any income to the Internal Revenue Service and any other applicable governmental entity, even if you refuse to make any tax or withholding payments.  The value of Award Shares deducted is based on the Fair Market Value of the Shares on the applicable date of vesting.

(b)  You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Code, and that any such election, if made, must be made within 30 days of the Date of Grant.  If you make an election under 83(b) of the Code, you agree to promptly deliver a copy of such election to the Company.  You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.  You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award.

7.                                      Required Forfeitures and Clawbacks.  Each Award Share is conditioned on your forfeiting, waiving, or repaying to the Company any amount or Award Share as may be required in compliance with Section 304 of the Sarbanes-Oxley Act, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the Company’s clawback compliance policy as in effect from time to time and as directed by the Administrator.  You agree to execute any documents to effect any required forfeiture, waiver or clawback.  You agree to assign any Award Shares to the Company or pay any cash amount in lieu thereof as may be required for such compliance.

8.                                      Rights as Shareholder.  Except as otherwise provided in this Agreement with respect to the Award Shares which have not vested, you are entitled to all rights of a shareholder of the Company, including the right to vote the Award Shares (subject to any applicable Voting Agreement or similar arrangement to which you may be a party) and receive dividends and/or other distributions declared on the Award Shares; provided, however, that any dividends and/or other distributions declared on the Award Shares will be held by the Company, and your rights to receive such dividends and/or other distributions will vest at the same time as the Award Shares.  If you forfeit any Award Shares granted pursuant to this Agreement, such Award Shares (and any cash dividends with respect thereto) shall automatically revert to the Company (without any payment by the Company to you).

9.                                      The Company’s Rights.  The existence of the Award Shares shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.                               Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

11.                               Successors.

(a)                                                   This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant.

(b)                                                   This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)                                                    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “the Bank” shall mean Talmer Bank and Trust as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.  As used in this Agreement, “the Company” shall mean Talmer Bancorp, Inc. as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

12.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered, mailed by certified mail, transmitted by facsimile or email, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office.

(b)                                 Entire Agreement.  This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the Award Shares granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

(c)                                  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)                                 Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have an adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

(e)                                  Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement.  A copy of the Plan has been provided to you.

(f)                                   Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Michigan, without regard to its provisions concerning the applicability of laws of other jurisdictions.

(g)                                  Captions.  The captions (i.e., all section headings) used in this Agreement are for convenience only and shall not be deemed to limit, characterize or affect in any way any provisions of the Agreement.

(h)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE PARTIES’ SIGNATURES ARE CONTAINED ON THE FOLLOWING PAGE.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TALMER BANCORP, INC.

By:
Name:
Title:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

PARTICIPANT

Name:

Date:

Address:

Facsimile:

Enclosure:  Talmer Bancorp, Inc. Equity Incentive Plan, as amended

{This Stock Power should be signed in blank and deposited with the Company if share certificates are issued and/or delivered to the Participant for Award Shares that are forfeitable.}

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                                                       , hereby sells, assigns and transfers unto Talmer Bancorp, Inc., a Michigan corporation (the “Company”), or its successor,                    shares of restricted Class A common stock, par value $1.00 per share, of the Company standing in my name on the books of the Company, represented by Certificate No.       , which is attached hereto, and hereby irrevocably constitutes and appoints                                                              as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

This Stock Power may only be used in connection with the forfeiture of Award Shares pursuant to that certain Restricted Stock Agreement between                          and the Company, dated                             .

Name:

Dated:

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE DATE OF GRANT OF THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR  BEHALF.